As filed with the Securities and Exchange Commission on July 22, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREEN DOT CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	6199	95-4766827
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

605 East Huntington Drive, Suite 205
Monrovia, CA 91016
(626) 775-3400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John C. Ricci
General Counsel
Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, CA 91016
(626) 775-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laird H. Simons III, Esq.	William V. Fogg, Esq.
William L. Hughes, Esq.	Daniel A. O’Shea, Esq.
James D. Evans, Esq.	Cravath, Swaine & Moore LLP
Fenwick & West LLP	Worldwide Plaza
801 California Street	825 Eighth Avenue
Mountain View, CA 94041	New York, NY 10019
(650) 988-8500	(212) 474-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-165081

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Aggregate Offering	Aggregate	Amount of
Securities to be Registered	Registered(1)	Price Per Share(2)	Offering Price	Registration Fee(3)
Class A Common Stock, par value $0.001 per share	495,471	$36.00	$17,836,956	$1,272

(1)	Includes 108,248 shares subject to the underwriters’ over-allotment option.

(2)	Based on the per share public offering price of the Class A Common Stock.

(3)	The Registrant previously registered an aggregate of $166,120,045.00 worth of its Class A Common Stock on the Registration Statement on Form S-1 initially filed by the Registrant on February 26, 2010 (Registration No. 333-165081) for which the Registrant paid filing fees in the aggregate amount of $11,485.00.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction V of Form S-1. This Registration Statement relates to the public offering of Class A Common Stock of the Registrant contemplated by a Registration Statement on Form S-1, as amended (Registration No. 333-165081) (the “Initial Registration Statement”), declared effective on July 21, 2010 by the Securities and Exchange Commission (the “Commission”) and is being filed for the sole purpose of registering the offer and sale of 495,471 shares.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In accordance with General Instruction V to Form S-1 and Rule 462(b) promulgated under the Securities Act, this Registration Statement incorporates by reference the entire contents of the Initial Registration Statement, including all exhibits thereto, and including the Rule 430A information thereto to be filed pursuant to Rule 424(b) on the date of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

Exhibit
Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.01	Power of Attorney (incorporated by reference to Exhibit 24.01 of the Form S-1 filed by the Registrant with the Commission on February 26, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on July 22, 2010.

GREEN DOT CORPORATION

By:	/s/ Steven W. Streit
Steven W. Streit
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

Principal Executive Officer:

/s/ Steven W. Streit Steven W. Streit		Chairman, President and Chief Executive Officer	July 22, 2010

Principal Financial Officer:

/s/ John L. Keatley John L. Keatley		Chief Financial Officer	July 22, 2010

Principal Accounting Officer:

/s/ Simon M. Heyrick Simon M. Heyrick		Chief Accounting Officer	July 22, 2010

Additional Directors:

* Kenneth C. Aldrich		Director	July 22, 2010

* Timothy R. Greenleaf		Director	July 22, 2010

* Virginia L. Hanna		Director	July 22, 2010

* Michael J. Moritz		Director	July 22, 2010

* William H. Ott, Jr.		Director	July 22, 2010

* W. Thomas Smith, Jr.		Director	July 22, 2010

By:	/s/ John C. Ricci John C. Ricci Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.01	Power of Attorney (incorporated by reference to Exhibit 24.01 of the Form S-1 filed by the Registrant with the Commission on February 26, 2010).